Exhibit 99.1
September 13, 2013
By FedEx
Esther Stearns
Re:    Revised Separation Agreement and General Release
Dear Esther:
I would like to thank you again for your contributions to NestWise LLC (“the Company” or “NestWise”). In connection with your separation from employment effective September 13, 2013 (the “Separation Date”) and to assist you in your transition to other employment, the Company is offering the severance package described in this Revised Separation Agreement and General Release (the “Separation Agreement”), provided that you execute the Separation Agreement.
No later than the Separation Date, you will receive your final pay less all applicable withholdings and deductions. In addition, not later than sixty (60) days following the Separation Date, you will receive reimbursement for all business expenses incurred by you before the Separation Date, provided you submit them for reimbursement in accordance with the Company's usual procedures for business expense reimbursement within thirty (30) days following the Separation Date. By signing below, you acknowledge and agree that the foregoing payments will be in full and complete satisfaction of any and all compensation due to you from the Company, whether for services provided to the Company or otherwise, through the Separation Date and that, except as expressly provided under this Separation Agreement, no further compensation is owed or will be paid to you. If you are enrolled in the Company's health plans your coverage will continue through the end of the month in which your Separation Date occurs and you will receive, under separate cover, information concerning your right to continue your health insurance benefits after the Separation Date in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (“COBRA”).
Please read this Separation Agreement, which includes a general release of claims, carefully. If you are willing to accept the terms and conditions offered by the Company, please sign this Separation Agreement in the space provided below and return it to Claudine Larreur, at the address provided in Paragraph 14.3 no later than 5:00 Eastern Time on September 13, 2013. If you do not deliver to Claudine Larreur a signed copy of this Separation Agreement by 5:00 Eastern Time on September 13, 2013, your employment will terminate effective that date and time, and you will not receive the Severance Package (as defined in paragraph 2 below). You should consult with an attorney before signing this Separation Agreement.
Please remember that you continue to be bound by confidentiality and other obligations (collectively, the “Surviving Obligations”) under (i) the Amended and Restated Executive Employment Agreement, dated July 23, 2010, by and between LPL Financial LLC (f/k/a LPL Financial Corporation, “LPL Financial”), LPL Holdings, Inc. (“Holdings”), LPL Financial Holdings, Inc. (f/k/a LPL Investment Holdings Inc., “Financial Holdings”) and you (the “2010 Employment Agreement”) and (ii) the Employment Agreement, dated as of December 20, 2012, by and among the Company, Holdings, Financial Holdings, LPL Financial and you (the “2012 Employment Agreement”).
Prior to the close of business on your Separation Date, you should enter all time worked, reimburse NestWise for any personal expenses charged to your corporate credit card, and return to NestWise any and all documents, materials and information related to the business of NestWise including, except as otherwise provided in this Separation Agreement, all copies, all keys, credit cards, computers, phones, PDAs and any other tangible property of NestWise in your possession or control. This includes, but is not limited to, all materials and documents containing Confidential Information (as defined in the 2012 Employment Agreement). To the extent you have any Confidential Information on any computer that is not being returned to NestWise, such as your home computer, you must inform NestWise of the existence of any such Confidential Information and must arrange with NestWise to have such information deleted permanently.
The following numbered paragraphs set forth the terms of this Separation Agreement:
1.Parties. This Separation Agreement is made by and between NestWise, LPL Financial, Holdings, and Financial Holdings, on the one hand, and Esther Stearns (“Employee”), on the other hand.

2.Severance Package. Subject to Employee's continuing compliance with her obligations under this Separation Agreement, including the Surviving Obligations, NestWise will provide Employee with the payments and benefits set forth in this paragraph 2 (the “Severance Package”). Employee understands and agrees that the Severance Package consists of payments and/or benefits to which Employee is not otherwise entitled.
2.1.Company iPhone, iPad and Laptop. Employee will be allowed to retain the Company-provided iPhone, iPad and laptop computer currently in her possession, provided that Employee allows the Company to remove all Company information from these devices.
2.2.Benefits Upon a Disposition. Upon a Disposition (as defined in herein) Financial Holdings shall cause the Employee to be paid immediately following such Disposition three percent (3%) of the Sale Proceeds (as defined herein) resulting from such Disposition, payable in the form of consideration received in such Disposition.
2.3.Definitions. For purposes of this Separation Agreement, the following definitions apply:
(a) “Disposition” means, following the Separation Date and prior to March 13, 2015, the consummation of (i) any transaction or series of related transactions, whether or not NestWise is a party thereto, after giving effect to which in excess of fifty percent (50%) of NestWise's voting power is owned directly, or indirectly through one or more entities, by any person and its affiliates or associates or any group other than, in each case, Financial Holdings or an affiliate of Financial Holdings (including any successor or acquirer of Financial Holdings or Holdings), or (ii) a sale of all or substantially all of the Technology Assets or Trademark Assets to any person other than Financial Holdings, Holdings, LPL Financial or any of their respective affiliates, successors or acquirers, provided that, for the avoidance of doubt, a Disposition shall not include (A) a transaction or series of related transactions following which Financial Holdings or an affiliate of Financial Holdings (including any successor or acquirer of Financial Holdings or Holdings) owns, directly or indirectly, fifty percent (50%) or more of the outstanding securities of the resulting, surviving or acquiring corporation or entity in such transaction or series of related transactions, (B) any licensing transaction relating to the Technology Assets or the Trademark Assets, whether involving a third party, Financial Holdings, Holdings, LPL Financial, a customer of LPL Financial or any of their affiliates, successors or acquirers or (C) the sale, transfer or other disposition of any assets other than the Technology Assets or Trademark Assets owned or formerly owned by NestWise, including any return of capital or other transfer of cash by NestWise. For purposes of clarity, any transaction or series of transactions, after giving effect to which in excess of fifty percent (50%) of the voting power, or all or substantially all of the consolidated assets, of Financial Holdings or Holdings is owned or controlled, directly or indirectly, by any person and its affiliates or associates or any group shall not constitute a Disposition for purposes of this Separation Agreement. For purposes of this paragraph 2.3, the terms “affiliate,” “associate,” and “group” shall have the meanings set forth in the rules promulgated under the Securities Exchange Act of 1934, as from time to time amended and in effect, or any successor statute as from time to time in effect.
(b)“Sale Proceeds” means (i) in the case of a Disposition in which the consideration received is cash, the net proceeds received by NestWise equity holders on the closing date of the Disposition, (ii) in the case of a Disposition in which the consideration received is equity, the net value of such equity received by NestWise equity holders on the closing date of the Disposition, or (iii) in the case of a Disposition in which the consideration received is both cash and equity, the net proceeds and net equity value received by NestWise equity holders on the closing date of the Disposition. For the avoidance of doubt, the calculation of “net proceeds” and “net value of such equity” shall give effect to, among other things, transaction expenses, including fees of and disbursements to financial advisors and counsel.
(c)“Technology Assets” means the technology assets owned by NestWise as of July 31, 2013 and reflected in the consolidated balance sheets of NestWise as of July 31, 2013.
(d)“Trademark Assets” means the trademark rights owned by NestWise as of July 31, 2013 and reflected in the consolidated balance sheets of NestWise as of July 31, 2013.
3.Transition Period. Employee acknowledges and agrees that, effective as of the close of business on September 1, 2013 through the Separation Date (the “Transition Period”), she will earn a weekly base salary at the rate of $500, payable in accordance with the normal payroll practices of NestWise, in consideration for which she will provide such services as may reasonably be requested by NestWise in order to assure a successful closure of the Company.
4.Acknowledgements.
4.1.Employee acknowledges and agrees that the Severance Package constitutes adequate legal consideration for the promises and representations made by Employee in this Separation Agreement.

4.2.Employee acknowledges and agrees that Employee's rights under any outstanding equity awards, including the right to exercise vested stock options granted by Financial Holdings, if any, following the Separation Date are governed by the terms of any applicable equity award agreement and the 2010 Omnibus Equity Incentive Plan.
4.3.Employee acknowledges and agrees that no options scheduled to vest or become exercisable after the Separation Date shall vest or become exercisable.
4.4.Notwithstanding the foregoing, Employee further acknowledges and agrees that the Employee's rights to the Severance Package are contingent upon Employee executing and delivering this Separation Agreement by 5:00 Eastern Time on September 13, 2013. Employee further acknowledges and agrees that, for the avoidance of doubt, automatically and immediately upon the Separation Date, the Revenue Award Agreement between the Employee and Financial Holdings dated January 1, 2013 and the EBITDA Award Agreement between the Employee and Financial Holdings dated January 1, 2013, will terminate and be forfeited in accordance with their terms without consideration therefor. Employee acknowledges and agrees that if Employee is not in compliance with the terms and conditions of this Separation Agreement as of the date of a Disposition, Employee will not be entitled to the benefits described in paragraph 2.2.
4.5.Employee acknowledges and agrees that any decision on the part of Financial Holdings, Holdings, LPL Financial or any of their affiliates, successors or acquirers to pursue or consummate a Disposition or any other strategic decisions with respect to NestWise, including with respect to equity interests in NestWise, the Technology Assets and the Trademark Assets, will be in the sole and absolute discretion of such parties (and not Employee), and that such parties hereby disclaim any obligations whatsoever to Employee regarding the pursuit of or consummation of any strategic transaction, including any Disposition, other than the payment obligations if a Disposition is consummated as contemplated by paragraph 2. Employee further acknowledges and agrees that (a) Employee shall have no rights to notice of, or any information relating to, any proposed strategic transaction, including any proposed Disposition, including the occurrence or terms of any inquiry related thereto, (b) Employee shall have no rights to participate in the consideration or negotiation of any terms or conditions of any proposed strategic transaction, including any proposed Disposition, and (c) the terms and conditions of any strategic transaction, including any proposed Disposition, including the sale price, shall be in the sole and absolute discretion of Financial Holdings or Holdings (or their respective successors or acquirers).
4.6.Employee acknowledges and agrees that Employee has received all pay and other monies owed to Employee as of the last payroll date occurring before Employee signed this Separation Agreement, including accrued but unused paid time off, compensation, wages, bonuses, commissions and/or benefits.
4.7.Employee certifies that Employee has not experienced a job-related illness, injury or occupational disease for which Employee has not already filed a claim.
4.8.Employee acknowledges and agrees that Employee has received all of the leave Employee requested and for which Employee was eligible under the federal Family and Medical Leave Act and the California Family Rights Act, as well as any additional leave - paid or unpaid - previously owed to Employee by NestWise.
4.9.Employee acknowledges and agrees that Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company or any Released Party (as defined in paragraph 5 below).
4.10.Employee acknowledges and agrees that Employee's employment with the Company has not been terminated on the basis of age, race, sex, religion, national origin, physical disability or sexual orientation.
4.11.Employee has fully disclosed all Intellectual Property (as defined in Section 12 of the 2012 Employment Agreement) to the Company and Holdings, and the Employee has assigned her full right, title and interest in and to such Intellectual Property. The Employee acknowledges and agrees that all copyrightable works that the Employee has created in the performance of her duties under the 2010 Employment Agreement and the 2012 Employment Agreement shall be considered “work made for hire.”
4.12.Employee acknowledges and agrees that the obligations and restrictions contained in paragraphs 8, 9 and 10 of this Separation Agreement (collectively with the Surviving Obligations, the “Restrictive Covenants”), including the time and scope of such Restrictive Covenants, have been specifically negotiated by sophisticated parties. The Employee acknowledges and agrees that the terms of the Restrictive Covenants: (i) are reasonable in light of all of the circumstances; (ii) are sufficiently limited to protect the legitimate interests of Financial Holdings or its direct or indirect subsidiaries (including the Company); (iii) impose no undue hardship; (iv) are not injurious to the public; (v) are essential to protect the business and goodwill of Financial Holdings or its direct or indirect subsidiaries (including the Company) and are a material term of this Separation Agreement which has induced the

Company to agree to provide for the payments and benefits described in this Separation Agreement; and (vi) are necessary to protect the trade secrets of Financial Holdings or its direct or indirect subsidiaries.
4.13.Employee agrees that any breach or threatened breach by Employee of the Restrictive Covenants is likely to cause Financial Holdings or its direct or indirect subsidiaries not only financial harm, but substantial and irrevocable harm which is difficult to measure and for which money damages alone will not provide an adequate remedy. Therefore, in the event of any such breach or threatened breach, Employee agrees that in addition to such other remedies as may be available, Financial Holdings or its direct or indirect subsidiaries will be entitled to specific performance of the obligations by Employee and will be entitled to both temporary and permanent injunctive relief from a court or arbitral panel restraining such a breach or threatened breach (to the extent permitted by law), without Financial Holdings or its direct or indirect subsidiaries having to prove actual damages or post any surety or bond, and Employee waives the adequacy of a remedy at law as a defense to such relief. If Employee breaches any of the obligations set forth in this Separation Agreement, including the Restrictive Covenants, the Employee agrees to pay all reasonable costs (including attorneys' fees) incurred by Financial Holdings or its direct or indirect subsidiaries in establishing that breach and in otherwise enforcing the applicable provisions of this Separation Agreement.
5.Employee's General Release.
5.1.General Release. Employee, on Employee's own behalf, and on behalf of Employee's heirs, family members, executors, agents, and assigns, unconditionally, irrevocably and absolutely releases and discharges NestWise, and each parent and subsidiary corporation, division and affiliated corporation, partnership or other affiliated entity of NestWise, past and present, as well as its and their respective former, present and future managers, officers, directors, employees, agents, shareholders, employee benefits plans (and the administrators and fiduciaries thereof), successors and assigns, and all those connected with any of them, in their official and personal capacities, (collectively, the “Released Parties”), from all claims, damages, sums of money, demands, complaints, actions, suits, obligations, omissions, rights, agreements or any other liabilities or causes of action of whatever nature, whether known or unknown, asserted or unasserted, actual or potential, in law or equity, that the Employee ever had, now has or shall have against the Released Parties arising out of or relating to any event occurring or circumstance existing up to the date the Employee signs this Separation Agreement, including but not limited to those arising out of or relating to the 2010 Employment Agreement, the 2012 Employment Agreement, the Employee's employment with LPL Financial or NestWise, and any equity-based awards granted to the Employee . This general release of claims is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims including, but not limited to, alleged violations of Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, Executive Order 11246, the Occupational Safety and Health Act, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, the California Family Rights Act, the California Labor Code, the California Constitution, the California Industrial Welfare Commission Wage Orders, the California Fair Employment and Housing Act, and the California Government Code, all as amended; any other federal, state and local law, regulation, or other requirement relating to employment. This general release includes claims for intentional or negligent infliction of emotional distress, retaliation, invasion of privacy, personal injury, public policy or breach of written or oral contract, agreement or understanding, express or implied and all claims for attorneys' fees, costs and expenses.
5.2. Exclusions. Excluded from the general release in the immediately preceding paragraph are: (i) rights and claims which cannot be waived by law, including claims for workers' compensation, unemployment compensation, accrued and vested retirement benefits, and claims arising after the date of this Separation Agreement; (ii) claims for breach of this Separation Agreement and (iii) Employee's right to exercise stock options that are vested as of the Separation Date pursuant to the terms of any written stock option agreement between the Employee and Financial Holdings outstanding as of the date hereof. Also excluded from the general release are the Employee's rights to file a charge with an administrative agency (such as the U.S. Equal Employment Opportunity Commission) or participate in an agency investigation. The Employee is, however, waiving all rights to receive money or other individual relief in connection with an administrative charge, covered by the general release above, regardless of whether that charge is filed by the Employee, on the Employee's behalf, or on behalf of a group or class to which the Employee purportedly belongs.
5.3.Acknowledgement. By signing this Separation Agreement and receiving all or part of the benefits described herein, the Employee acknowledges this Separation Agreement as a full and final accord and satisfaction and general release of all claims, known or unknown, except as set forth in the immediately preceding paragraph.
5.4.California Civil Code Section 1542 Waiver. By signing this Separation Agreement and receiving all or part of the Severance Package described in paragraph 2 above, Employee acknowledges this Separation Agreement as a full and final accord and satisfaction and general release of all claims, known or unknown. If Employee works or resides in California, Employee acknowledges that Employee is familiar with that portion of Section 1542 of the Civil Code of the State of California which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Employee specifically waives any right which Employee has under Section 1542. In connection with that section, Employee is aware that Employee may hereafter discover claims or facts in addition to or different from those Employee now knows or believes to exist with respect to the subject matter of this Separation Agreement. Employee nonetheless settles and releases all claims which Employee may have against the Released Parties.
5.5.Covenant Not To Sue. A “covenant not to sue” is a legal term which means you promise not to file a lawsuit in court. It is different from the General Release in paragraph 5 above. In addition to releasing claims covered by that General Release, Employee agrees never to sue the Company in any forum for any reason covered by that General Release. Notwithstanding this Covenant Not To Sue, Employee may bring a claim against the Company to enforce this Separation Agreement. Employee agrees that if Employee sues any of the Released Parties in violation of this Separation Agreement, Employee: (i) shall be liable to any of such Released Parties for its reasonable attorneys' fees and other litigation costs incurred in defending against such a suit; or alternatively (ii) Financial Holdings can, to the extent permitted by law, require Employee to return all but One Thousand Dollars ($1,000.00) of the money and benefits paid to Employee under this Separation Agreement. In that event, the Released Parties shall be excused from any remaining obligations that exist solely because of this Separation Agreement.
6.Corporate Parties' Release.
6.1.General Release. In consideration of the promises contained in this Agreement NestWise, LPL Financial, Holdings, and Financial Holdings (the “Corporate Parties”) on their behalf, and on behalf of each subsidiary corporation, division and affiliated corporation, partnership and other affiliated entities of the Corporate Parties, past and present, unconditionally, irrevocably and absolutely release and discharge the Employee, from all claims, damages, sums of money, demands, complaints, actions, suits, obligations, omissions, rights, agreements or any other liabilities or causes of action of whatever nature, whether known or unknown, asserted or unasserted, actual or potential, in law or equity, that the Corporate Parties ever had, now have or shall have against the Employee arising out of or relating to any event occurring or circumstance existing up to the date Employee signs this Separation Agreement, including, but not limited to, those arising out of or relating to the 2010 Employment Agreement, the 2012 Employment Agreement or the Employee's employment with LPL Financial or NestWise. This general release of claims is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims. This general release includes claims for breach of written or oral contract, agreement or understanding, express or implied and all claims for attorneys' fees, costs and expenses.
6.2.Exclusions. Excluded from the general release in the immediately preceding paragraph are: (i) claims arising after the date Employee signs this Separation Agreement; (ii) claims for breach of stock option agreements outstanding as of the date hereof; (iii) claims for breach of this Separation Agreement; (iv) claims for breach of Sections 8, 9 and 11 of the 2010 Employment Agreement and Sections 7 and 8 of the 2012 Employment Agreement; and (v) claims arising out of any criminal or fraudulent conduct of the Employee.
6.3.California Civil Code Section 1542 Waiver. The Corporate Parties acknowledge that they are familiar with that portion of Section 1542 of the Civil Code of the State of California, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The Corporate Parties specifically waive any right which they have under Section 1542. In connection with that section, the Corporate Parties are aware that they may hereafter discover claims or facts in addition to or different from those that the Corporate Parties now know or believe to exist with respect to the subject matter of this Separation Agreement. The Corporate Parties nonetheless settles and releases all claims which it may have against the Employee, subject to the exclusions set forth above.
6.4.Covenant Not To Sue. A “covenant not to sue” is a promise not to sue in court. This covenant differs from a general release of claims in that, besides waiving rights and releasing claims, the Corporate Parties also promise that they have not caused and will not cause to be filed or maintained any lawsuit asserting a claim released herein. The Corporate Parties expressly covenant not to sue the Employee in respect of any claim released hereby and agree that if the Corporate Parties or any affiliate of the Corporate Parties sue the Employee in violation of this Agreement, the Corporate Parties shall be liable to the Employee for her reasonable attorneys' fees and other costs incurred in investigating and defending against such a suit.
7.Representation Concerning Filing of Legal Actions. Employee represents that, as of the date the Employee signs this Separation Agreement, Employee has not filed any lawsuits, complaints, petitions, claims or other accusatory pleadings against NestWise or any other Released Party in any court.
8.Nondisparagement. Employee agrees that Employee will not make or publish any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the reputation or business practices or conduct of NestWise or the other Released Parties. However, nothing in this Separation Agreement prevents Employee from providing truthful, accurate information to someone outside NestWise if Employee is subpoenaed or otherwise specifically required to do so by law. Employee agrees that the obligations under this paragraph 8 are material terms of this Separation Agreement and that the Company shall have the right to relief as set forth in paragraph 4.13.
9.[Reserved]
10.Confidential Information; Assignment of Rights to Intellectual Property
10.1.Confidential Information. Employee reaffirms the validity of, and Employee's agreement to abide by, the terms of (i) Section 8 of the 2010 Employment Agreement and (ii) Section 7 of the 2012 Employment Agreement. In addition, Employee agrees not to disclose to any third party or otherwise use any “Confidential Information” of the Company, except as required by valid subpoena, court order or request of any federal, state or local authority, provided, to the extent permitted by law, the Employee has provided to Financial Holdings as much notice as practicable of any such compelled disclosure to afford Financial Holdings an opportunity to seek protection of the Confidential Information. For purposes of this Paragraph 10.1, “Confidential Information” means all information, knowledge or data, in any form or media, belonging or relating to Financial Holdings or its direct or indirect subsidiaries, including NestWise, or its or their respective customers, which is of value to Financial Holdings or its direct or indirect subsidiaries and the disclosure of which could result in competitive or other disadvantage to any of them. Confidential Information includes but is not limited to: documents, records, personnel information, communications, reports, forecasts, processes, methods of operation, arrangements, policies, strategic initiatives, insights or plans, trade secrets, know-how, plus any non-public information to which Employee had access during the Employee's employment with LPL Financial or NestWise related to LPL Financial's or NestWise's business, patents, trademarks, customers, computer programs, finances, financing, marketing, operations, pricing, pay and performance of employees besides Employee, research, and strategies. Confidential Information shall not include, however, information which is or becomes generally known to the public through no fault of any person or that is not otherwise protectable under applicable law. Employee acknowledges that Confidential Information is the property of Financial Holdings or its direct or indirect subsidiaries.
10.2.Assignment of Rights to Intellectual Property. Employee reaffirms the validity of, and Employee's agreement to abide by, the terms of (i) Section 9 of the 2010 Employment Agreement and (ii) Section 8 of the 2012 Employment Agreement. The Executive hereby assigns to the Company the Employee's full right, title and interest in and to all Intellectual Property. The Employee shall execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by Financial Holdings to assign the Intellectual Property to the Company (or its designee) and to permit the Company or such designee to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. Notwithstanding the foregoing, to the extent this Paragraph 10.2 is subject to the provisions of California Labor Code Sections 2870, 2871 and 2872, Employee's obligation to assign the Employee's right, title and interest throughout the world in and to all Intellectual Property does not apply to any inventions, designs, developments, contributions to or improvements of any works of authorship, inventions, intellectual property, materials, documents or other work product (including, without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content or audiovisual materials) (“Works”) that the Employee developed entirely on her own time without using the equipment, supplies, facilities, or Confidential Information of Financial Holdings or its direct or indirect subsidiaries (including the Company) except for those Works developed or created either alone or with third parties, at any time during Employee's employment by Financial Holdings or its direct or indirect subsidiaries (including the Company) and within the scope of such employment and/or with the use of any resources of Financial Holdings or its direct or indirect subsidiaries (including the Company), that either: (i) relate to either the business of Financial Holdings or its direct or indirect subsidiaries (including the Company), at the time of conception or reduction to practice of the Work, or actual or demonstrably anticipated research or development of Financial Holdings or its direct or indirect subsidiaries (including the Company); or (ii) result from any Work performed by the Employee for Financial Holdings or its direct or indirect subsidiaries (including the Company). Except as excluded in the sentence above, Employee acknowledges and agrees that all Intellectual Property shall belong to the Company. Executive shall disclose all Works to the Financial Holdings, even if the Employee does not believe that Employee is required under this Separation Agreement, or pursuant to California Labor Code Section 2870, to assign her interest in such Works to the Company (or its designee).
11.Return of NestWise Property, Processing Expenses. Employee understands and agrees that as a condition of receiving the Severance Package described in paragraph 2 and except as otherwise provided in this Separation Agreement, Employee must have returned all NestWise property to NestWise, including but not limited to all phones, laptops, Blackberries, iPads and/or other PDA devices, keys, credit cards, calling cards, procurement card, identification cards, vehicles, and home office equipment. By signing this Separation Agreement, Employee represents and warrants that Employee has returned to NestWise all NestWise property, data and information belonging to NestWise, including but not limited to Confidential Information, and agrees that Employee will not use or disclose to others any confidential or proprietary information of NestWise or the Released Parties. Employee represents that Employee has submitted all business expenses for processing or will do so within thirty (30) days following the Separation Date and has paid for all personal expenses charged to Employee's corporate American Express Card.
12.Cooperation. Employee agrees to cooperate fully with the Released Parties upon request and without further compensation in connection with: (i) transitioning Employee's prior responsibilities; (ii) any internal investigation; (iii) investigating or responding to any administrative, regulatory or judicial investigation or proceeding, including seeking a protective order in connection with any compelled disclosure of Confidential Information by Employee; (iv) any dispute with a third party, including any mediation or arbitration; and (v) any other matter related to or arising from Employee's employment with LPL Financial or NestWise. This includes, without limitation, being available to Financial Holdings, LPL Financial or NestWise for interviews and factual investigations, appearing at the request of Financial Holdings, LPL Financial or NestWise to give testimony without requiring service of a subpoena or other legal process, providing to any such party requested information and documents, and promptly executing and/or delivering whatever acknowledgements, instruments, certificates, and other documents may be necessary or appropriate in the judgment of Financial Holdings, LPL Financial or NestWise to protect their respective interests.
13.No Admissions. By entering into this Separation Agreement, none of Financial Holdings or any or its direct or indirect subsidiaries makes any admission that it has engaged in any unlawful or otherwise improper conduct. The parties understand and agree that this Separation Agreement is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.
14.Additional Employee Acknowledgements.
14.1.Employee acknowledges that the Severance Package described in paragraph 2 above is in addition to anything of value to which Employee was or is already entitled, and that Employee would not receive the Severance Package except for the Employee's execution of this Separation Agreement and the fulfillment of the promises and obligations of Employee contained in this Separation Agreement.
14.2.Employee has been advised by this Separation Agreement to consult with an attorney prior to signing this Separation Agreement and has consulted with an attorney.
14.3.Employee has until 5:00 Eastern Time on September 13, 2013 to sign this Separation Agreement. Employee must deliver or email (followed by delivery of the original) the executed Separation Agreement to LPL Financial LLC, 9785 Towne Centre Drive, San Diego, CA 92121, Attention: Claudine Larreur.
14.4.Employee agrees that the Severance Package completely satisfies any and all sums which are now or might hereafter become owing to Employee for services rendered by Employee during Employee's employment or in connection with Employee's termination of employment.

15.Severability. In the event any provision of this Separation Agreement is held unenforceable by a court of competent jurisdiction, the unenforceable provision shall be deemed deleted and the rest of the Separation Agreement shall remain in effect.
16.Withholding.  All payments or other benefits, to the extent required by law, made by the Company under this Separation Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.
17.Full Defense. This Separation Agreement may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other judicial proceeding that may be brought or attempted by Employee in breach hereof.
18.Applicable Law. The validity, interpretation and performance of this Separation Agreement shall be governed by the laws of the United States of America and, to the extent not preempted thereby by the laws of the State of California, in either case without reference to the choice of law principles thereof. The pay and benefits provided under this Separation Agreement are intended to be exempt from or, to the extent it is subject thereto, to comply with Section 409A of the Code and shall be interpreted on a basis consistent with such intent.
19.Entire Agreement; Modification; Waiver. This Separation Agreement is the entire agreement between the parties and supersedes and cancels any and all other agreements, written or oral, between the parties, except (a) as expressly provided in Sections 4.2, 11.1 and 11.2 of this Separation Agreement and (b) that the provisions of Sections 8, 9 and 11 of the 2010 Employment Agreement and Sections 1, 2, 3, 7, 8, 9, 10, 11, 12 and 14 of the 2012 Employment Agreement, together with any provisions of the 2010 Employment Agreement or 2012 Employment Agreement necessary or desirable to accomplish the purposes of those surviving provisions, shall continue in full force and effect in accordance with their terms. This Separation Agreement may be amended only by a written instrument executed by the parties hereto. No delay or omission by Financial Holdings or its direct or indirect subsidiaries in exercising any right under this Separation Agreement will operate as a waiver of that or any other right. A waiver or consent given by Financial Holdings or its direct or indirect subsidiaries on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.
By signing in the space below, you accept the terms of this Separation Agreement. You should return the signed agreement to Claudine Larreur by 5:00 Eastern Time on September 13, 2013.

If you have questions, please feel free contact me. We wish you the best in your future endeavors.

Very truly yours,

NESTWISE LLC

By:	/s/ Mark Casady
Mark Casady
Chairman of the Board of Directors

LPL FINANCIAL LLC
By:	/s/ Mark Casady
Mark Casady
Chief Executive Officer

LPL HOLDINGS, INC.
By:	/s/ Mark Casady
Mark Casady
Chief Executive Officer

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Mark Casady
Mark Casady
Chief Executive Officer

I ACKNOWLEDGE AND AGREE THAT I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS SEPARATION AGREEMENT; THAT I HAVE CAREFULLY READ AND UNDERSTAND ALL OF THE PROVISIONS OF THIS SEPARATION AGREEMENT; AND THAT I AM VOLUNTARILY ENTERING INTO THIS SEPARATION AGREEMENT, INCLUDING THE GENERAL RELEASE.

/s/ Esther Stearns	Dated:	September 13, 2013
Esther Stearns